Exhibit 3.43
ARTICLES OF INCORPORATION
OF
SIGMOR NUMBER 5, INC.

We, the undersigned natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.
ARTICLE ONE
The name of the corporation is SIGMOR NUMBER 5, INC.
ARTICLE TWO
The period of its duration is perpetual.
ARTICLE THREE
The purpose for which the corporation is organized is to purchase and sell goods, wares, and merchandise of all kinds.
ARTICLE FOUR
The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) shares of the par value of Ten Dollars ($10.00) each.
ARTICLE FIVE
The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.
ARTICLE SIX
The post office address of its registered office is 350 N. St. Paul Street, Suite 2900, Dallas, Texas 75201-4234, and the name of its registered agent at such address is CT Corporation System.
ARTICLE SEVEN
The number of directors constituting the initial Board of Directors is four (4), and the names and addresses of those persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors are elected and qualified, are:

Tom E. Turner	3259 East Commerce Street	San Antonio, Texas 78220
Mary Edwin Turner	3259 East Commerce Street	San Antonio, Texas 78220
Tom E. Turner, Jr.	3259 East Commerce Street	San Antonio, Texas 78220
Fred A. Turner	3259 East Commerce Street	San Antonio, Texas 78220
ARTICLE EIGHT
The names and addresses of the incorporators are:

Tom E. Turner	3259 East Commerce Street	San Antonio, Texas 78220
Mary Edwin Turner	3259 East Commerce Street	San Antonio, Texas 78220
Tom E. Turner, Jr	3259 East Commerce Street	San Antonio, Texas 78220
Fred A. Turner	3259 East Commerce Street	San Antonio, Texas 78220

IN WITNESS WHEREOF, we have hereunto set our hands on this the 16th day of December, 1969.
/s/ Tom E. Turner
Tom E. Turner

/s/ Mary Edwin Turner
Mary Edwin Turner

/s/ Tom E. Turner, Jr.
Tom E. Turner, Jr.

/s/ Fred A. Turner
Fred A. Turner

THE STATE OF TEXAS    )
:
COUNTY OF BEXAR    )
I, the undersigned, a Notary Public in and for said county and state, do certify that on the 16th day of December, 1969 personally appeared before me Tom E. Turner, Mary Edwin Turner, Tom E. Turner, Jr., and Fred A. Turner, who, each being by me duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.
Given under my hand and seal of office on this the 16th day of December, 1969.
/s/ June Patten
Notary Public in and for
Bexar County, Texas

3